EXHIBIT 10.3

PROPERTY MANAGEMENT AGREEMENT

IN CONSIDERATION of the mutual covenants and agreements herein contained, NetREIT, a California corporation (“OWNER”) and CHG Properties, Inc., a California corporation (“MANAGER”), agree as follows:

1.           Employment of Manager. OWNER hereby employs MANAGER exclusively to rent, lease, operate and manage the real property, fixtures and associated personal property identified on Exhibit A attached hereto and made a part hereof (the “Premises”), upon the terms and conditions hereinafter set forth.  MANAGER accepts the management of the Premises upon the terms herein provided in this Agreement.

2.           Manager’s Authority.  MANAGER shall have the exclusive authority and powers, all of which shall be exercised in the name of MANAGER, as agent for the OWNER.  OWNER hereby appoints MANAGER as OWNER’S authorized agent for the purpose of executing, as managing agent for said OWNER, all such agreements, contracts or other written obligations MANAGER may enter into for OWNER within the scope of its duties as MANAGER.  OWNER agrees to specifically assume in writing all obligations under all such contracts so entered into by MANAGER, on behalf of OWNER.

3.           Manager’s Duties.  MANAGER agrees to furnish the services of its organization for the rental, leasing, operation and management of the Premises and to be responsible for those specific duties and functions set forth in this Agreement.  Without limiting the generality of the foregoing, MANAGER shall do each of the following:

(a)           Manage Premises. At all times manage the Premises in accordance with MANAGER’S standard operating policies and procedures, except to the extent that any specific provisions contained herein are to the contrary, in which case MANAGER shall manage the Premises consistent with such specific provisions. MANAGER agrees to use its best efforts to maintain the highest occupancy at the highest rents for each space comprising the Premises;

(b)           Deposit and Maintain Funds.  Open and maintain, in a state or national bank of MANAGER’S choice and whose deposits are insured by the Federal Deposit Insurance Corporation, exclusively for the Premises and any other properties owned by OWNER (or any entity that is owned or controlled by the general partner of OWNER) and managed by MANAGER. OWNER agrees that MANAGER shall be authorized to maintain a reasonable minimum balance (to be determined jointly from time to time) in such account.  MANAGER may endorse any and all checks received in connection with the operation of the Premises and drawn to the order of OWNER and OWNER shall, upon request, furnish MANAGER’S depository with an appropriate authorization for MANAGER to make such endorsement;

(c)           Collect Rents and Other Charges. Collect rents and/or assessments and other items, including but not limited to:

(i)	Tenant payments for real estate taxes, property liability and other insurance, damages and repairs;

(ii)	Common area maintenance, tax reduction fees and all other tenant reimbursements, administrative charges;

(iii)	Proceeds of rental interruption insurance, parking fees, income from coin operated machines and other miscellaneous income, due or to become due; and

(v)
Collect and handle tenants’ security deposits, including the right to apply such security deposits to unpaid rent, and comply, on behalf of OWNER of the Premises, with applicable state or local laws concerning security deposits and interest thereon, if any.

All of such rent and other items are hereby referred to as “Gross Income”.  MANAGER shall give receipts therefor and deposit all such Gross Income collected hereunder in MANAGER’S custodial account;

(d)           Negotiate Leases. Negotiate leases and renewals and cancellations of existing leases which shall be subject to MANAGER obtaining OWNER’S approval. MANAGER may collect from tenants all or any of the following: a late rent administrative charge, a non-negotiable check charge, credit report fee, a subleasing administrative charge and/or broker’s commission and need not account for such charges and/or commission to OWNER.  MANAGER does not guarantee the credit worthiness or collectibility of accounts receivable from tenants, users or lessees;

(e)           Terminate Tenants/Prosecute Claims. Terminate tenancies and sign and serve in the name of OWNER of the Premises such notices as are deemed necessary by MANAGER; to institute and prosecute actions to evict tenants and to recover possession of the Premises or portions thereof; with OWNER’S authorization, to sue for in the name of OWNER of the Premises and recover rent and other sums due; and to settle, compromise, and release such actions or suits, or reinstate such tenancies. All expenses of litigation including, but not limited to, attorneys’ fees, filing fees, and court costs which MANAGER shall incur in connection with the collecting of rent and other sums, or to recover possession of the Premises or any portion thereof shall be deemed to be an operational expense of the Premises. MANAGER and OWNER shall concur on the selection of the attorney to handle such litigation;

(f)           Hire, Supervise Employees, Agents and Contractors. Hire, supervise, discharge, and pay all persons required to perform labor or services for the operation and maintenance of the Premises, including but not limited to onsite personnel, managers, assistant managers, leasing consultants, engineers, janitors, maintenance supervisors and other employees required for the operation and maintenance of the Premises, including personnel spending a portion of their working hours (to be charged on a pro rata basis) at the Premises (all of whom shall be deemed employees of the Premises, not of MANAGER). All expenses of such employment shall be deemed operational expenses of the Premises;

(g)           Make Repairs. Make or cause to be made all ordinary repairs and replacements necessary to preserve the Premises in its present condition and for the operating efficiency thereof and all alterations required to comply with lease requirements, and to do decorating on the Premises;

(h)           Enter into Contracts. Negotiate and enter into, as MANAGER of the Premises, contracts for all items on budgets that have been approved by OWNER, any emergency services or repairs for items not exceeding $5,000.00, appropriate service agreements and labor agreements for normal operation of the Premises, which have terms not to exceed three (3) years, and agreements for all budgeted maintenance, minor alterations, and utility services, including, but not limited to, electricity, gas, fuel, water, telephone, window washing, scavenger service, landscaping, snow removal, pest exterminating, decorating and legal services in connection with the leases and service agreements relating to the Premises, and other services or such of them as MANAGER may consider appropriate; and to purchase supplies and pay all bills. MANAGER shall use its best efforts to obtain the foregoing services and utilities for the Premises at the most economical costs and terms available to MANAGER.

MANAGER shall secure the approval of, and execution of appropriate contracts by, OWNER for any non-budgeted and non-emergency contingency capital items, alterations or other expenditures in excess of $10,000.00 for any one item, securing for each item at least three (3) written bids, if practicable, or providing evidence satisfactory to OWNER that the contract amount is lower than industry standard pricing, from responsible contractors.

MANAGER may, but shall not be obligated to, at any time and from time to time request and receive the prior written authorization of OWNER of the Premises of any one or more purchases or other expenditures, notwithstanding that MANAGER may otherwise be authorized hereunder to make such purchases or expenditures;

(i)           Pay Expenses. Pay all expenses of the Premises from the Gross Income collected in accordance with Section 4(c) from MANAGER’S custodial account. It is understood that the Gross Income will be used first to pay the compensation to MANAGER set forth in Section 14, then operational expenses and then any mortgage indebtedness, including real estate tax and insurance impounds, but only as directed by OWNER in writing and only if sufficient Gross Income is available for such payments;

(j)           Handle Insurance Claims. Handle all steps necessary regarding any claim in connection with any insured losses or damages, provided that MANAGER will not make any adjustments or settlements in excess of $10,000.00 without OWNER’S prior written consent.

4.           Dealings with Manager’s Affiliates.  MANAGER shall have the right from time to time during the term hereof, to contract with and make purchases from subsidiaries and other affiliates of MANAGER, provided that contract rates and prices are competitive with other available sources.

5.           Notification of Excess Expenses.  In case the expenses paid by MANAGER shall be in excess of the Gross Income for any monthly period, MANAGER shall notify OWNER of same and OWNER agrees to pay such excess immediately upon request from MANAGER, but nothing herein contained shall obligate MANAGER to advance its own funds on behalf of OWNER. All advances by MANAGER on behalf of OWNER shall be paid to MANAGER by OWNER within ten (10) days after request.

6.           Delivery of Monthly Reports.  Manager shall provide monthly reports for the Premises to OWNER, to the attention of the individual and address as directed by OWNER from time to time, and remit to OWNER the excess of Gross Income over expenses paid by MANAGER (“Net Proceeds”) for each month on or before the 15th day of the following month. MANAGER will remit the Net Proceeds to OWNER.  The reports to be submitted shall consist of MANAGER’S Consolidated Cash Report and such other monthly, quarterly and annual reports as are customary in commercial property management relationships and as reasonably requested by OWNER in writing from time to time.

7.           Delivery of Annual Budget to Owner.  MANAGER shall prepare annual budgets for operation of the Premises and submit same to OWNER for approval. Such budgets shall be for planning and informational purposes only, and MANAGER shall have no liability to OWNER for any failure to meet any such budget. However, MANAGER will use its best efforts to operate the Premises within the approved budget. The parties acknowledge that the first such annual budget has been prepared and approved for the Initial Budget Period set forth in Exhibit A.  Notwithstanding the period covered by the first annual budget, all subsequent annual budgets shall cover the period from January 1st through December 31st of each year. The proposed annual budget for each calendar year shall be submitted by MANAGER to OWNER by December 1st of the year preceding the year for which it applies. OWNER shall notify MANAGER within fifteen (15) days as to whether OWNER has approved the proposed annual budget or not. If OWNER disapproves the proposed budget, OWNER shall notify MANAGER of what, specifically, OWNER disapproves of, and OWNER and MANAGER shall make the necessary amendments to the annual budget. During the time OWNER and MANAGER are preparing these amendments, MANAGER will continue to operate the Premises according to the last approved budget. OWNER’S approval of the annual budget shall constitute approval for MANAGER to expend sums for all budgeted expenditures, without the necessity to obtain additional approval of OWNER under any other expenditure limitations as set forth elsewhere in this Agreement.

8.           Delegation of Duties by Manager.  Notwithstanding anything to the contrary contained in this Agreement, any or all of the duties of MANAGER as contained herein may be delegated by MANAGER and performed by a person or entity (“Subagent”) with whom MANAGER contracts for the purpose of performing such duties. OWNER specifically grants MANAGER the authority to enter into such a contract with a Subagent; provided that OWNER shall have no liability or responsibility to any such Subagent for the payment of the Subagent’s fee or for reimbursement to the Subagent of its expenses or to indemnify the Subagent in any manner for any matter; and provided further that MANAGER shall require such Subagent to agree, in the written agreement setting forth the duties and obligations of such Subagent, to indemnify OWNER for all loss, damage or claims incurred by OWNER as a result of the willful misconduct, gross negligence and/or unlawful acts of the Subagent.

9.           Expenses of Owner.  OWNER agrees to assume all expenses in connection therewith.  OWNER shall give adequate advance written notice to MANAGER if OWNER desires that MANAGER make payment, out of Gross Income, to the extent funds are available after the payment of MANAGER’S compensation set forth in Section 14 and all operational expenses, of mortgage indebtedness, general taxes, special assessments, or fire, boiler or any other insurance premiums.

10.           No Obligation on Manager to Pay Prior Expenses of Owner or to Advance Funds.

(a)           Nothing in this Agreement shall be interpreted in such a manner as to obligate MANAGER to pay from Gross Income, any expenses incurred by OWNER prior to the commencement of this Agreement, except to the extent OWNER advances additional funds to pay such expenses.

(b)           In no event shall MANAGER be required to advance its own money in payment of any such indebtedness, taxes, assessments, premiums or otherwise.  MANAGER may, at its sole discretion, advance any monies for the care or management of the Premises, and OWNER agrees to advance all monies necessary therefor.  If MANAGER shall elect to advance any money in connection with the Premises, OWNER agrees to reimburse MANAGER forthwith and hereby authorizes MANAGER to deduct such advances from any monies due OWNER.

11.           Advertising by Owner.  Upon reasonable request to MANAGER, OWNER shall advertise the Premises or any part thereof and display signs thereon, as permitted by law; and rent the same; pay all expenses of leasing the Premises, including but not limited to, newspaper and other advertising, signage, banners, brochures, referral commissions, leasing commissions, finder’s fees and salaries, bonuses and other compensation of leasing personnel responsible for the leasing of the Premises; and authorize MANAGER to investigate references of prospective tenants.

12.           Indemnification of Manager. OWNER shall indemnify, defend, protect, save and hold MANAGER and all of its shareholders, officers, directors, employees, agents, successors and assigns (collectively, “Indemnified Parties”) harmless from any and all claims, causes of action, demands, suits, proceedings, loss, judgments, damage, awards, liens, fines, costs, attorney’s fees and expenses, of every kind and nature whatsoever (collectively, “Losses”) in connection with or in any way related to the Premises and from liability for damage to the Premises and injuries to or death of any person whomsoever, and damage to property; provided, however, that such indemnification shall not extend to any such Losses arising out of the willful misconduct, gross negligence and/or unlawful acts (such unlawfulness having been adjudicated by a court of proper jurisdiction) of MANAGER or any of the other Indemnified Parties. OWNER agrees to procure and carry at its own expense Public Liability Insurance, Fire and Extended Coverage Insurance, Burglary and Theft Insurance, Rental Interruption Insurance, Flood Insurance (if appropriate) and Boiler Insurance (if appropriate) naming OWNER and MANAGER as insureds and adequate to protect their interests and in form, substance, and amounts reasonably satisfactory to MANAGER, and to furnish to MANAGER certificates and policies evidencing the existence of such insurance. The premiums for all such insurance maintained by OWNER shall be paid by either OWNER directly or, provided sufficient Gross Income is available, by MANAGER from such Gross Income. Unless OWNER shall provide such insurance and furnish such certificate and policy within ten (10) days from the date of this Agreement, MANAGER may, in its sole discretion, but shall not be obligated to, place said insurance and charge the cost thereof to the account of OWNER. All such insurance policies shall provide that MANAGER shall receive thirty (30) days’ written notice prior to cancellation of the policy. MANAGER shall not be liable for any error of judgment or for any mistake of fact or law, or for anything which it may do or refrain from doing, except in cases of willful misconduct, gross negligence and/or unlawful acts (such unlawfulness having been adjudicated by a court of proper jurisdiction).

13.           Representations and Warranties of Owner.

(a)           OWNER hereby warrants and represents to MANAGER that to the best of OWNER’S knowledge, neither the Premises, nor any part thereof, has previously been or is presently being used to treat, deposit, store, dispose of or place any hazardous substance, that may subject MANAGER to liability or claims under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C.A. Section 9607) or any constitutional provision, statute, ordinance, law, or regulation of any governmental body or of any order or ruling of any public authority or official thereof, having or claiming to have jurisdiction thereover. Furthermore, OWNER agrees to indemnify, protect, defend, save and hold MANAGER and all of its shareholders, officers, directors, employees, agents, successors and assigns harmless from any and all claims, causes of action, demands, suits, proceedings, loss, judgments, damage, awards, liens, fines, costs, attorney’s fees and expenses, of every kind and nature whatsoever, involving, concerning or in any way related to any past, current or future allegations regarding treatment, depositing, storage, disposal or placement by any party other than MANAGER of hazardous substances on the Premises.

14.           Compensation and Expenses of Manager.

(a)           Management Compensation. OWNER agrees to pay MANAGER the compensation stated in Exhibit A.  OWNER acknowledges and agrees that MANAGER may pay or assign all or any portion of its Management Fee to a Subagent.

(b)           Administrative Expenses. MANAGER shall retain all administrative charges actually collected from tenants in connection with annual common area maintenance reconciliations and tenant charge backs for same.

(c)           Changes in Connection with Premises. All personnel expenses, including but not limited to, wages, salaries, insurance, fringe benefits, employment related taxes and other governmental charges, shall be charges incurred in connection with the Premises for purposes of this Agreement, to the extent such expenses are apportioned by MANAGER to services rendered for the benefit of the Premises. The number and classification of employees serving the Premises shall be as determined by MANAGER to be appropriate for the proper operation of the Premises; provided that OWNER may request changes in the number and/or classifications of employees, and MANAGER shall make such changes unless in its judgment the resulting level of operation and/or maintenance of the Premises will be inadequate. MANAGER shall honor any collective bargaining contract covering employment at the Premises which is in effect upon the date of execution of this Agreement; provided that MANAGER shall not assume or otherwise become a party to such contract for any purpose whatsoever and all personnel subject to such contract shall be considered the employees of the Premises and not MANAGER.

(d)           Reimbursement of Manager’s Expenses. OWNER shall pay or reimburse MANAGER for any sums of money due it under this Agreement for services and advances prior to termination of this Agreement. All provisions of this Agreement that require OWNER to have insured, or to protect, defend, save, hold and indemnify or to reimburse MANAGER shall survive any expiration or termination of this Agreement and, if MANAGER is or becomes involved in any claim, proceeding or litigation by reason of having been MANAGER of OWNER, such provisions shall apply as if this Agreement were still in effect. The parties understand and agree that MANAGER may withhold funds for sixty (60) days after the end of the month in which this Agreement is terminated to pay bills previously incurred but not yet invoiced and to close accounts. Should the funds withheld be insufficient to meet the obligation of MANAGER to pay bills previously incurred, OWNER will upon demand advance sufficient funds to MANAGER to ensure fulfillment of MANAGER’S obligation to do so, within ten (10) days of receipt of notice and an itemization of such unpaid bills.

           15.           Term and Termination.

(a)           Term and Renewal.  This Agreement shall be for a term beginning on the Commencement Date set forth on Exhibit A and ending on the Initial Termination Date set forth on Exhibit A, and thereafter for successive one (1) year renewal periods commencing on the day following the Initial Termination Date and on each successive anniversary of such date thereafter (each “Renewal Date”), unless at least thirty (30) days prior to the Initial Termination Date or the next following Renewal Date either party shall notify the other in writing that it elects to terminate this Agreement.  In such event, this Agreement shall be terminated as of the end of the then current term.

(b)           Termination for Cause.  In addition, and notwithstanding the foregoing, OWNER may terminate this Agreement at any time upon delivery of written notice to MANAGER not less than thirty (30) days prior to the effective date of termination, in the event of (and only in the event of) a showing by OWNER of willful misconduct, gross negligence, or deliberate malfeasance by MANAGER in the performance of MANAGER’S duties hereunder.  In the event this Agreement is terminated for any reason prior to the expiration of its original term or any renewal term, OWNER shall indemnify, protect, defend, save and hold MANAGER and all of its shareholders, officers, directors, employees, agents, successors and assigns (collectively, “Indemnified Parties”) harmless from and against any and all claims, causes of action, demands, suits, proceedings, loss, judgments, damage, awards, liens, fines, costs, attorney’s fees and expenses, of every kind and nature whatsoever (collectively, “Losses”), which may be imposed on or incurred by MANAGER by reason of the willful misconduct, gross negligence and/or unlawful acts (such unlawfulness having been adjudicated by a court of proper jurisdiction) of OWNER.

16.           Owner’s Representative.

(a)           Designation of Owner’s Representative. OWNER shall designate one (1) person to serve as OWNER’S Representative in all dealings with MANAGER hereunder. Whenever the notification and reporting to OWNER or the approval, consent or other action of OWNER is called for hereunder, any such notification and reporting if sent to or specified in writing to OWNER’S Representative, and any such approval, consent or action if executed by OWNER’S Representative, shall be binding on OWNER. OWNER’S Representative shall be:

Name Kenneth W. Elsberry	Address 365 S. Rancho Santa Fe Road, Suite 300 San Marcos, CA 92078

(b)           Authority of Owner’s Representative. OWNER’S Representative may be changed at the discretion of OWNER, at any time and from time to time, and shall be effective upon MANAGER’S receipt of written notice of the new OWNER’S Representative.

17.           Matters Regarding Structural Changes, Regulatory Compliance.

(a)           Structural Changes. OWNER expressly withholds from MANAGER any power or authority to make any structural changes in any building or to make any other major alterations or additions in or to any such building or equipment therein, or to incur any expense chargeable to OWNER, other than expenses related to exercising the express powers above vested in MANAGER without the prior written direction of OWNER’S Representative, except such emergency repairs as may be required to ensure the safety of persons or property or which are immediately necessary for the preservation and safety of the Premises or the safety of the tenants and occupants thereof or are required to avoid the suspension of any necessary service to the Premises. The person identified above as OWNER’S Representative (and any designated successor or successors to such OWNER’S Representative) shall be OWNER’S exclusive representative for all purposes hereof, and MANAGER shall have the absolute right to rely upon all decisions, approvals and directions of such person. Such representative shall have the right to designate a successor representative by written notice to MANAGER.

(b)           Notification of Regulatory Non-Compliance. MANAGER shall be responsible for notifying OWNER in the event it receives notice that any building on the Premises or any equipment therein does not comply with the requirements of any statute, ordinance, law or regulation of any governmental body or of any public authority or official thereof having or claiming to have jurisdiction thereover. MANAGER shall promptly forward to OWNER any complaints, warnings, notices or summonses received by it relating to such matters. OWNER represents that to the best of its knowledge the Premises and such equipment comply with all such requirements and authorizes MANAGER to disclose OWNER of the Premises to any such officials and agrees to indemnify, protect, defend, save and hold MANAGER and the other Indemnified Parties harmless of and from any and all Losses which may be imposed on them or any of them by reason of the failure of OWNER to correct any present or future violation or alleged violation of any and all present or future laws, ordinances, statutes, or regulations of any public authority or official thereof, having or claiming to have jurisdiction thereover, of which it has actual notice.

(c)           Manager’s Right to Correct Regulatory Non-Compliance. In the event it is alleged or charged that any building on the Premises or any equipment therein or any act or failure to act by OWNER with respect to the Premises or the sale, rental, or other disposition thereof fails to comply with, or is in violation of, any of the requirements of any constitutional provision, statute, ordinance, law, or regulation of any governmental body or any order or ruling of any public authority or official thereof having or claiming to have jurisdiction thereover, and MANAGER, in its sole and absolute discretion, considers that the action or position of OWNER, with respect thereto may result in damage or liability to MANAGER, MANAGER shall have the right to cancel this Agreement at any time by written notice to OWNER of its election so to do, which cancellation shall be effective upon the service of such notice on OWNER. Such cancellation shall not release the indemnities of OWNER set forth in this Agreement and shall not terminate any liability or obligation of OWNER to MANAGER for any payment, reimbursement, or other sum of money then due and payable to MANAGER hereunder.

17.           Provisions of General Application.

(a)           No Implied Third Party Beneficiary. Nothing contained herein shall be construed as creating any rights in third parties who are not the parties to this Agreement, nor shall anything contained herein be construed to impose any liability upon OWNER or MANAGER for the performance by OWNER or MANAGER under any other agreement they have entered into or may in the future enter into, without the express written consent of the other having been obtained.

(b)           Interpretation. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited or invalid under such law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. This Agreement, its validity, performance and enforcement shall be construed in accordance with, and governed by, the laws of the State in which the Premises are located.

(c)           Binding on Successors and Assigns.  This Agreement shall be binding upon the successors and assigns of MANAGER and the heirs, administrators, executors, successors, and assignees of OWNER.

(d)           Attorney’s Fees. If any party hereto defaults under the terms or conditions of this Agreement, the defaulting party shall pay the non-defaulting party’s court costs and attorney’s fees incurred in the enforcement of any provision of this Agreement.

(e)           No Implied Waiver. The failure of either party to this Agreement to, in any one or more instances, insist upon the performance of any of the terms, covenants or conditions of this Agreement, or to exercise any rights or privileges conferred in this Agreement, shall not be construed as thereafter waiving any such terms, covenants, conditions, rights or privileges, but the same shall continue in full force and effect as if no such forbearance or waiver had occurred.

(f)           Entire Agreement. This Agreement may be modified solely by a written agreement executed by both parties hereto.

(g)           Amendment. This Agreement contains the entire Agreement of the parties relating to the subject matter hereof, and there are no understandings, representations or undertakings by either party except as herein contained.

(h)           Independent Contractor. Nothing contained in this Agreement shall be deemed or construed to create a partnership or joint venture between OWNER and MANAGER or to cause either party to be responsible in any way for the debts or obligations of the other or any other party (but nothing contained herein shall affect MANAGER’S responsibility to transmit payments for the account of OWNER as provided herein), it being the intention of the parties that the only relationship hereunder is that of MANAGER and principal.

(i)           Agreement Jointly Drafted. This Agreement is deemed to have been drafted jointly by the parties, and any uncertainty or ambiguity shall not be construed for or against either party as an attribution of drafting to either party.

(j)           Notices. All notices given under this Agreement shall be sent by certified mail, return receipt requested, sent by facsimile transmission, or hand delivered at:

For Owner	For Agent

NetREIT	CHG Properties, Inc.
365 S. Rancho Santa Fe Road, Suite 300	365 S. Rancho Santa Fe Road, Suite 300
San Marcos, California 92069	San Marcos, California 92069
FAX: (760) 471-0132	FAX: (760) 471-0132

IN WITNESS WHEREOF, the parties hereto have affixed or caused to be affixed their respective signatures this _____ day of ___________, _______.

OWNER		MANAGER

NetREIT		CHG Properties, Inc.

By:	______________________________	By:	____________________________
	President		President

By:	______________________________	By:	____________________________
	Secretary		Secretary

EXHIBIT A
TO NetREIT
PROPERTY MANAGEMENT AGREEMENT

1.           The Premises:

2.           Initial Budget Period: _______________________________________________________________________________

3.           Commencement Date: _______________________________________________________________________________

4.           Initial Termination Date:  _____________________________________________________________________________

5.           Compensation of Manager:  As a monthly management fee hereunder, an amount no greater than four percent (4%) of Gross Income for the month for which the payment is made, which shall be deducted monthly by MANAGER and retained by MANAGER from Gross Income prior to payment to OWNER of Net Proceeds. Such Management Fee shall be compensation for those services specified herein. OWNER agrees to pay MANAGER a onetime setup fee of $2,000.00. Any services beyond those specified herein, such as sales brokerage, construction management, loan origination and servicing, property tax reduction and risk management services, shall be performed by MANAGER and compensated by OWNER only if the parties agree on the scope of such work and provided that the compensation to be paid therefor will not exceed 90% of that which would be paid to unrelated parties providing such services and provided further that all such compensation must be approved by a majority of the independent directors of OWNER.